 As filed with the Securities and Exchange Commission August 24, 2006
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IGIA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0601498
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

16 East 40th Street, 12th Floor
New York, New York 10016
(Address of principal executive offices) (Zip Code)

COMPENSATION AGREEMENTS

(Full title of Plan)

Avi Sivan, Chief Executive Officer
16 East 40th Street, 12th Floor
New York, New York 10016
(Name and address of agent for service)

(212) 575-0500
(Telephone number, including area code, of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

CALCULATION OF REGISTRATION FEE

				Proposed	Proposed
Title of				Maximum	Maximum
Securities	Amount		Offering	Aggregate	Amount of
to be	to be		Price	Offering	Registration
Registered	Registered		Per Share(3)	Price(3)	Fee
Common Stock,	1,100,000	(1)	$0.0054	$5,940	$0.64
$0.001 par value
Common Stock,	675,000	(2)	$0.0054	$3,645	$0.39
$0.001 par value
Total	1,775,000			$9,585	$1.03

(1) Issuable pursuant to the Compensation Agreement between Igia, Inc. and Jay McDaniel dated as of August 7, 2006.
(2) Issuable pursuant to the Compensation Agreement between Igia, Inc. and Steven Ross dated as of August 7, 2006.
(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on August 21, 2006.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Compensation Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Avi Sivan, Chief Executive Officer
16 East 40th Street, 12th Floor
New York, New York 10016
(212) 575-0500

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended February 28, 2006, as filed with the SEC on
June 13, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 14, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 24, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended May 31, 2006, as filed with the SEC on
July 25, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on August 2, 2006, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st Fl., New York, NY 10018.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Compensation Agreement with Jay McDaniel
10.2	Compensation Agreement with Steven Ross
23.1	Consent of Sichenzia Ross Friedman Ference LLP is included in Exhibit 5.1
23.2	Consent of Russell Bedford Stefanou Mirchandani LLP

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on August 23, 2006.

IGIA, INC.

By: /s/ Avi Sivan
      Avi Sivan, Chief Executive Officer and
      Chairman of the Board (Principal
      Executive Officer)

By: /s/ Kurt Streams
      Kurt Streams, Chief Financial Officer and
      Assistant Secretary (Principal Financial
      and Accounting Officer)

By: /s/ Prem Ramchandani
      Prem Ramchandani, President, Treasure and
      Director

Signature	Title	Date

/s/ Avi Sivan	Chief Executive Officers	August 23, 2006
Avi Sivan	and Chairman of the Board

/s/ Kurt Streams	Chief Financial Officer	August 23, 2006
Kurt Streams	and Assistant Secretary

/s/ Prem Ramchandani	President, Treasurer and Director	August 23, 2006
Prem Ramchandani

/s/ Yehiel Ben-Harush	Director	August 23, 2006
Yehiel Ben-Harush